Exhibit 23.2
                           Consent of BDO Seidman, LLP

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                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 1997, relating to the financial statements of Enamelon, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP

New York, New York
July 11, 1997


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